UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2019 (March 20, 2019)

US-CHINA BIOMEDICAL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54440	27-4479356
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 Park Plaza, Suite 400

Irvine, CA 92614

(Address of principal executive office)

(949) 679-3992

(Registrant's telephone number, including area code)

_________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ◻

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On March 20, 2019, the board of directors (“Board”) of US-China Biomedical Technology, Inc. (the “Company”) appointed Mr. Safa Movassaghi (“Mr. Movassaghi”) as a member of the Company’s Board to serve until the next annual meeting of shareholders and until his successor is duly appointed. On March 20, 2019, Mr. Movassaghi accepted such appointment. Concurrently, Mr. Movassaghi resigned from his role as Vice President. Mr. Movassaghi’s resignation has a retroactive effective date of February 28, 2019. The resignation was not due to any disagreement with the Company, its policies or practices.

The biography for Mr. Movassaghi was filed with the Commission as part of Form 8-K on November 7, 2018.

Family Relationships

There are no family relationships between Mr. Movassaghi and any Officer or Director of the Company.

Related Party Transactions

Mr. Movassaghi was Vice President of the Company at the time of his appointment as director. Other that the foregoing, there are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

March 22, 2019	US-CHINA BIOMEDICAL TECHNOLOGY, INC.

/s/Qingxi Huang
Name: Qingxi Huang
Title: Chief Executive Officer

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